PURCHASE AND SALES AGREEMENT

     THIS AGREEMENT, dated as of January 1, 2003, is between Regent Energy Corporation ("Seller"), with offices at 10777 Westheimer, Suite 1100, Houston, Texas 77042 and Rocky Mountain Energy Corporation ("Buyer") with offices at 333 North Sam Houston Parkway East, Suite 910, Houston, Texas 77060.

Subject to the terms and conditions of this Purchase and Sales Agreement, Seller desires to sell, assign, transfer and convey to Buyer and Buyer desires to purchase from Seller all of Seller's right, title and interest in, to and under or derived from the oil and gas leases, oil, gas and mineral leases and other interests therein referred to in Exhibit "A", attached hereto and made a part hereof for all purposes, insofar and only insofar as said Leases apply to the lands, depths, formations, wellbore rights and/or other rights specified on Exhibit "A" together with identical interests in and to all property and rights incident thereto, including without limitation, all materials, equipment, personal property and fixtures located thereon or used in connection therewith (the "Equipment") on the lease and all of Seller's rights in, to and under all agreements, leases, permits, rights-of-way, easements, licenses, options and orders in any way relating thereto as of 7:00 A.M. local time, January 1, 2003 (the "Effective Time"), all of the foregoing properties, rights and interests being hereinafter sometimes called the "Interests".

THEREFORE, In consideration of the above recitals and of the covenants and agreements herein contained, Seller and Buyer agree as follows:

     1.     SALE  AND  PURCHASE:  Subject  to  and  upon  all  of  the terms and
            -------------------
conditions hereinafter set forth, Seller shall sell, transfer, assign, convey and deliver unto Buyer all of Seller's right, title and interest in and to the Interests, and Buyer shall purchase, receive, pay for and accept the Interests from Seller, as of the Effective Time.

     2.     SALE  PRICE:  The  sale  price  for  the  Interests  shall  be  the
            -----------
approximate amount of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000), subject only to any applicable price adjustment as provided for herein below. At Closing Buyer shall pay and deliver to Seller the total sale price after any applicable price adjustment as provided for herein below as follow, to wit:

          (a) The Buyer shall deliver the sum of $5,500,000 paid over at closing per the directions of current mortgage holders of record, less any deposits paid by Buyer to mortgage holders.

          (b) The Purchase Price shall be adjusted as follows (to the extent such items are known or can be reasonably estimated at Closing), and the resulting amount (the "Closing Amount") shall be paid to Seller.
                          ---------------

               (i)     The  Purchase  Price  shall be decreased by the following
                                                      ---------
amounts:

                    x. The amount of revenues actually received by Seller for oil, gas, condensate, natural gas liquids and other petroleum product sales attributable to production from the Subject Properties from and after the Effective Date (it being agreed that all oil which was produced from the Subject Properties prior to the Effective Date and which was, on the Effective Date, stored in tanks located on the Subject Lease, or located elsewhere but used by Seller to store oil produced from the Subject Properties prior to delivery to oil Buyer, and above pipeline connections shall be deemed to have been produced before the Effective Date);

                    y. Notwithstanding the above, any sums expended by Buyer in order to extinguish a debt of Seller in order to facilitate the closing shall be taken as a credit at closing by Buyer.

                    z. Special Consideration. At closing, seller shall settle the invoices of Jenkens & Gilchrist, attorneys at law, out of sales proceeds.

               (ii)     The  Purchase  Price shall be increased by the following
                                                      ---------
amounts:

                    x. The amount of all reasonable costs and expenses incurred and paid by Seller in connection with the ownership or operation of the Assets and attributable to the period from and after the Effective Date, including without limitation any lease operating expenses and customary and reasonable overhead charges;

                    y. An amount equal to all prepaid expenses attributable to the Assets paid by Seller and attributable to the period from and after the Effective Date, including without limitation prepaid ad valorem, property, production and other taxes and payments for insurance coverage accruing to the benefit of Buyer subsequent to the Effective Date.

     3.     INFORMATION  AND  ACCESS:  Seller  shall make a good-faith effort to
            ------------------------
give Buyer and Buyer's authorized representatives, at any reasonable time(s) before Closing, (i) physical access to the wells and other Equipment included in the Interests, at Buyer's sole risk, cost and expense, for the purpose of inspecting the same, conducting witnessed tests of production from the wells, and (ii) access to all production, engineering and other technical data and records, and to all contract, land and lease records, to the extent such data and records are in Seller's possession and relate to the Interests; provided, however, Seller shall have no obligation to provide Buyer such access to any data or information which Seller considers proprietary or confidential to it or which access Seller cannot legally provide Buyer because of third-party restrictions on Seller.

     4.     TITLE  DEFECTS:  For the purpose of this Agreement, a "Title Defect"
            --------------
shall mean a material deficiency in one (or more) of the following respects, to-wit:


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
          (a) Seller's title at the Effective Time, as to one or more properties, is subject to an outstanding mortgage, deed of trust, lien or encumbrance or other adverse claim which would induce a pipeline Buyer to suspend payment of proceeds as to Seller's interest or require the furnishing of security or indemnity. Evidence that Seller is currently receiving its full share of proceeds from a pipeline Buyer or third-party operator (not under a 100% or other division order requiring Seller to further distribute proceeds to third parties) for the Interests shall be considered a presumption that no defect exists with respect to this interest;

          (b) Seller owns less than the net revenue interest described on Exhibit "A" or more than the working interest described on Exhibit "A" without a corresponding increase in net revenue interest;

          (c) Seller's rights and interests are subject to being reduced by virtue of the exercise by a third party of reversionary, back-in or other similar right not reflected on Exhibit "A"; and,

          (d) Seller Is In default under some material provision of a lease, farmout agreement or agreement affecting the Interests.

     5.     SALE  PRICE ADJUSTMENTS: Buyer may, by delivery of written notice to
            -----------------------
Seller of the existence of a Title Defect, request reduction of the sale price for the property affected. Seller may request an increase in the sale price of a property by delivery to Buyer of written notice that the net revenue interest actually owned by Seller therein is greater than that shown on Exhibit "A".


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
     Any such notice by Buyer or Seller shall include appropriate evidence to substantiate its position and shall be delivered to the other party on or before twenty (20) days after closing. In the event any such notice is not timely delivered, the claimant shall thereafter have no right to claim a Title Defect or different revenue interest.

     Upon timely delivery of a notice either by Buyer of a Title Defect or by Seller of an increase or decrease in net revenue interest, Buyer and Seller shall meet and use their best efforts to agree on the validity of the claim and the amount of any required price adjustment based on the following formula:

          (i) If both the Working Interest and the Net Revenue Interest for any property are incorrectly stated on Exhibit "A", but the ratio of Net Revenue Interest to Working Interest is correctly stated, then the adjustment to the Purchase Price shall be the product of the value listed on Exhibit "A" multiplied by a fraction, the numerator of which is the Net Revenue Interest increase or decrease and the denominator of which is the Net Revenue Interest listed on Exhibit "A".

          (ii) If either the Working Interest or the Net Revenue Interest for any property is incorrectly stated on Exhibit "A" and the ratio of Net Revenue Interest to Working Interest is incorrectly stated, then the Purchase Price shall be adjusted as follows: Buyer shall recalculate the value of the property affected using precisely the same economic model, formula and assumptions used by it in calculating its values shown on Exhibit "A" but inserting the correct Working Interest and Net Revenue Interest percentage for the incorrect percentages. The difference between the recalculated value and the value shown on Exhibit "A" shall be the dollar value of the adjustment to the Purchase Price.

     6.     SELLER  REPRESENTATIONS  AND  WARRANTIES:  Seller  represents  and
            ----------------------------------------
warrants to that as of the Effective Date and the date Seller executes this Agreement that to the best of Seller's knowledge:


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
          (a) Is duly qualified to carry on its business in the state where the Interests are located, and has all the requisite power and authority to enter into and perform this Agreement.

          (b) It has taken all necessary actions pursuant to Its Articles of Incorporation, By-laws and other governing documents to fully authorize it to consummate the transaction contemplated by this Agreement.

          (c) This Agreement and the consummation of the transactions contemplated by this Agreement will not violate, constitute a default under, or be in conflict with (i) any provision of Seller's Articles of Incorporation or Bylaws, (ii) any material contract, agreement or instrument to which Seller is a party or by which Seller is bound or, (iii) any judgment, decree, order, statute, rule, permit or regulation applicable to Seller or the Assets.

          (d) The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller. This
Agreement has been duly executed and delivered on behalf of Seller and at Closing all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement and such documents and instruments will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors, and to general principles of equity.

          (e) SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SUBJECT PROPERTIES, FIXTURES, FACILITIES, EQUIPMENT, IMPROVEMENTS, MATERIALS AND OTHER PERSONAL PROPERTY LOCATED ON OR INCLUDED IN

THE ASSETS, AND THE SAME ARE TO BE SOLD ON AN "AS IS, WHERE IS" BASIS AND CONDITION. IT IS UNDERSTOOD BETWEEN THE PARTIES THAT SELLER HAS RECORD TITLE SUBJECT TO CLAIMS OF VARIOUS PARTICIPANTS THAT WILL BE SATISFIED OUT OF SELLER'S POSITION IN THE SALE.

          (f) To the best of Seller's knowledge, all ad valorem, property and similar taxes and assessments based on or measured by the ownership of the Assets or the production of hydrocarbons or the receipt of proceeds there from on account of the Assets for all years prior to 2001 have been properly paid.

          (g) To the best of Seller's knowledge, there are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the best of Seller's knowledge threatened against Seller.

          (h) Except as expressly set forth in attached Schedule "B", no suit, M&M lien, action or other proceeding (including, without limitation, tax, environmental or development demands proceedings) is pending, or to the best of Seller's knowledge threatened, which might result in impairment or loss of title to any of the Assets or the value thereof. Seller shall promptly notify Buyer of any such proceeding which may arise or be threatened prior to Closing hereunder.

          (i) To the best of Seller's knowledge, there exists no adverse claim or claimed default (or any event which, with the giving of notice or the passage of time, or both, would constitute a default) under (i) any of the Subject Agreements or (ii) any order, writ, injunction or decree of any court, commission or administrative agency affecting any of the Assets. Seller shall promptly notify Buyer of any notice hereafter received by Seller of any such claim or default and the occurrence of any such event of which Seller becomes aware prior to Closing.


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
          (j) To the best of Seller's knowledge, there are no unpaid bills or past due charges for any labor or materials incurred by or on behalf of Seller incident to the exploration, development or operation of the Assets which could be the basis for the existence or the filing of any claims against the Assets or any part thereof, other than as set forth in Exhibit B and Exhibit B-1.

          (k) To the best of Seller's knowledge, the Assets have been operated in compliance in all material respects with all valid laws, rules, regulations, ordinances and orders of governmental authorities having jurisdiction (including environmental laws) and in compliance in all material respects with all permits, approvals, contracts and agreements relating to the Assets.

          (l) None of the Assets are subject to any preferential rights to purchase or restrictions on assignment that would be applicable to the transactions contemplated hereby, or which have not already expired.

          (m) To the best of Seller's knowledge, there are no approvals, consents or filings required to be made or obtained to an assignment or transfer of any of the Assets.

          (n) To the best of Seller's knowledge, there are no operations involving any of the Assets to which Seller has become a non-consenting party.

          (o) To the best of Seller's knowledge, except as expressly set forth on Schedule "F", there are no prepayments, advance payments, take-or-pay payments or similar payments requiring the delivery of gas from the Assets without then or thereafter receiving payment at current prices.

          (p) To the best of Seller's knowledge, all of the Subject Properties have been drilled and completed within the boundaries of the Subject Lease or within the limits otherwise permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the Subject Properties and all development and operations on the Subject Lease have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency, except failures which individually and in the aggregate would not have a material adverse effect on the use, value or operation of the Assets.

          (q) To the best of Seller's knowledge, except as expressly set forth in Schedule "G", all proceeds from the sale of hydrocarbons produced from the Subject Properties are currently being paid to Seller or such proceeds are currently being held in suspense by any Buyer thereof or any other party by whom proceeds are paid except for immaterial amounts.

          (r) On the Closing Date, no mortgage lien, security interest or similar lien created by Seller will exist with respect to the Assets.

          (s) To the best of Seller's knowledge, the Subject Lease is burdened by no royalty, overriding royalty interests, production payments or other burdens on production in excess of those shown on Exhibit A. Otherwise, the Assignment shall be made without warranty of title, either express or implied, except for acts by, through and under Seller, and shall be subject to all validly existing burdens on production which pertain to the Subject Lease.

          (t) SELLER DOES NOT WARRANT, EITHER EXPRESSLY OR IMPLIEDLY, THE RESERVOIR PERFORMANCE OR THE MERCHANTABILITY, SUITABILITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE OF ANY OF THE AFORESAID LEASEHOLD EQUIPMENT, MATERIAL OR PERSONAL PROPERTY, ANY SUCH WARRANTY BEING EXPRESSLY DENIED. BUYER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY AGREES TO ACCEPT THE SAME "WHERE IS, AS IS" AND WITH ALL FAULTS OR DEFECTS, IF ANY, IN THEIR PRESENT CONDITION AND STATE

OF REPAIR. BUYER EXPRESSLY WAIVES ALL OF THE EXPRESS AND IMPLIED WARRANTIES PROVIDED BY NEW MEXICO LAW, INCLUDING PARTICULARLY (BUT NOT LIMITED TO) (1) THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (2) THE WARRANTY AGAINST REDHIBITORY VICES AND (3) ANY RIGHT TO CLAIM RESCISSION OR REDUCTION IN THE PURCHASE PRICE ON ACCOUNT OF ANY DEFECT OR CONDITION OF THE AFORESAID LEASEHOLD EQUIPMENT, MATERIAL OR PERSONAL PROPERTY WHICH MAY NOW OR HEREAFTER EXIST, WHETHER KNOWN OR UNKNOWN ON THIS DATE.

     7.   BUYER'S REPRESENTATIONS AND WARRANTIES
          --------------------------------------

          Buyer  represents  and  warrants  to  and  with  Seller  that:

          (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and Buyer is duly qualified to carry on its business in the state in which the Assets lie.

          (b) Buyer has all requisite power and authority to carry on its business as presently conducted; to enter into this Agreement; to purchase the Assets on the terms described in this Agreement and to perform its obligations hereunder.

          (c) This Agreement and the consummation of the transactions contemplated by this Agreement will not violate, constitute a default under, or be in conflict with, (i) any provision of Buyer's Articles of Incorporation or Bylaws, (ii) any material contract, agreement or instrument to which Buyer is a party or by which Buyer is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Buyer.

          (d) The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer and at Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement and such documents and instruments will constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors, and to general principles of equity.

          (e) Buyer is now, and hereafter shall continue to be, qualified to own State and/or Federal oil, gas and mineral leases in the State of New Mexico and with all other applicable regulatory bodies.

          (f) Buyer is acquiring the Assets for Buyer's own account or investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, and shall not resell any or all of the Assets except in compliance with all applicable securities laws.

     8.   OBLIGATIONS OF SELLER AND BUYER
          -------------------------------

          (a) For purposes of determining adjustments to the Purchase Price under Article 1(d) hereof, Buyer agrees to accept the gas sales and oil and condensate sales meter readings taken in good faith by Seller as of 7:00 o'clock A.M. on the Effective Date hereof.

          (b) At the Closing, Buyer shall expressly assume and agree to be bound by the Contracts insofar as they relate to periods of time from and after the Effective Date and will protect, indemnify and hold Seller harmless from and against any claims or demands arising out of the failure of Buyer to do so.

          (c) Except as provided for in Articles 8(d), and 9, Seller shall retain all risk and liability of whatsoever nature connected with operations conducted on the Assets prior to the Closing Date and agrees to protect, indemnify, defend and hold Buyer free and harmless from all liabilities, penalties, claims, causes of action, demands, lawsuits and expenses associated with the operations prior to the Closing Date. Buyer shall assume all risk and liability of whatsoever nature connected with operations conducted on the Assets from and after the Closing Date, and agrees to protect, indemnify, defend and hold Seller free and harmless from all liabilities, penalties, claims, causes of action, demands, lawsuits and expenses associated with the Contracts and the operations from and after the Closing Date.

          (d) Except as provided for in Article 6, 9(b) and (f) hereof, Buyer assumes full responsibility for, and agrees to protect, indemnify, defend and hold Seller, its agents, directors, officers, shareholders and employees, free and harmless from and against all loss, liability, claims, fines, expenses, costs (including attorney's fees and expenses) and causes of action caused by or arising out of any federal, state or local laws, rules, orders and regulations applicable to any waste material or hazardous substances on or included with the Assets or the presence, disposal, release or threatened release of all waste material or hazardous substance from the Assets into the atmosphere or into or upon land or any water course or body of water, including ground water (collectively, "Environmental Liabilities"), whether or not attributable to
                 --------------------------
Seller's activities or the activities of Seller's agents, directors, officers, shareholders and employees, or to the activities of third parties (regardless of whether or not Seller was or is aware of such activities) prior to, during or after the period of Seller's ownership of the Assets. This indemnification and assumption shall apply to liability for voluntary environmental response actions undertaken pursuant either to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.A. Sec. 9601, et seq.), as from time to time amended or revised, or to any other federal, state or local law.

          (e) Buyer agrees to comply with all laws and governmental regulations with respect to abandonment of wells and/or abandonment of the leasehold property including, where applicable, the plugging of wells, the compliance with law or rules regarding inactive or unplugged wells, including bonding requirements and restoration as specified in the Subject Lease. Buyer agrees to protect, defend, indemnify and hold Seller, its agents, directors, officers, shareholders and employees, free and harmless from and against any and all costs, expenses, claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with the abandonment of wells and/or abandonment of and proper disposition of any leasehold property, including, without limitation, the leases, any structures, materials, land, wells, casing, leasehold equipment and other personal property, plugging requirements or exceptions thereto, including bonding requirements, regardless of whether the liability therefore is based upon some alleged act or omission of Seller, or of the Buyer, or of some other party.

          (f) All accounts payable and other costs and expenses with respect to the Seller's interest in the Assets which relate to the period prior to the Effective Date shall be the obligation of and be paid by Seller and those which relate to the period commencing with the Effective Date shall be the obligation of and be paid by Buyer.

          (g) All prepaid utility charges applicable to periods following the Effective Date relating to the Assets shall be prorated as of the Effective Date.

          (h) If monies are received by either party hereto which, under the terms of this Article, belong to the other party, the same shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received which is applicable to periods both prior to and after the Effective Date and is, thus, under the terms of the preceding paragraphs, partially the obligation of Seller and partially the obligation of Buyer, then the parties shall consult with each other and each shall promptly pay its portion of such obligation to the obligee.

          (i) Seller will pay all ad valorem, property taxes and other taxes assessed on, based on, or attributable to production and other equipment that occurred prior to the Effective Date. Buyer will pay all taxes assessed on, based on, or attributable to production that occurred after the Effective Date. It is agreed that whichever party receives said tax statements shall pay such taxes prior to delinquency and the other party hereto agrees to reimburse the paying party its pro rata share thereof promptly upon receipt of an invoice accompanied by evidence of such payment. It is further agreed that, should Seller pay the taxes, then Buyer also shall reimburse Seller for any portion of the aforementioned taxes that are assessable against other working interest and non-working interest owners and Buyer shall recoup from them accordingly. Buyer shall pay all applicable state, parish, municipality or government sales or use taxes on the leasehold, equipment, material or personal property located thereon for periods subsequent to the Effective Date.


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
          (j) Seller and Buyer shall each bear their own costs and expenses, including, but not limited to, attorney's fees incurred in connection with the transactions contemplated in this Agreement.

          (k) The sale of the Assets shall be subject to, and Buyer shall assume, pay for and perform, the duties, liabilities and obligations relating to the Assets, including, but not limited to, all applicable and validly recorded and unrecorded agreements, contracts and instruments (including, but not limited to, royalties, overriding royalty interests, production payments, net profits interest, carried working interest or similar burdens), from and after the Effective Date.

     9.   ENVIRONMENTAL CONDITIONS
          ------------------------

          (a) The Assets which have been identified herein and are the subject of this Agreement have been utilized by Seller and its predecessors-in-title for the purpose of exploration, development and production of oil and gas. Information, to the best of Seller's knowledge, regarding any substantial quantity of crude oil and produced water which may have been spilled or disposed of onsite and the locations thereof, including pit closures, burial, land farming, land spreading and underground injection, will be made available to Buyer as soon as practicable after the execution of this Agreement, but in no event less than thirty (30) days after the Closing Date. Buyer acknowledges that there may have been spills of these materials in the past onto the Assets described herein. In addition, some oil field production equipment may contain asbestos and/or Naturally Occurring Radioactive Material ("NORM"). In this
                                                                ----
regard, Buyer expressly understands that NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms, and that said wells, material and equipment located on the property described herein may contain NORM and that NORM-containing material may be buried or otherwise disposed of on the Assets. Buyer also expressly understands that special procedures may be required for the removal and disposal of asbestos and NORM from the equipment and Assets where it may be found and Buyer agrees to assume all liability for such asbestos and NORM and for use of appropriate procedures and activities required to handle and dispose of same.

          (b) Promptly after execution of this Agreement by both parties, Buyer shall have the right, at its own cost, risk and expense, to conduct or have conducted an environmental assessment of the Assets. Seller will provide Buyer (or its contractor) as may be requested with reasonable access to the
Assets operated by Seller in order to conduct the environmental assessment. Buyer shall release, protect, indemnify, defend and hold Seller, its agents, directors, officers, shareholders and employees, free and harmless against any liability or damage to persons or property arising out of such environmental assessment. Such indemnity shall also apply regardless of whether the liability or damage arises in whole or in part from the negligence of Seller. Buyer shall advise Seller of any material adverse environmental conditions of the Assets which it finds unacceptable ("Unacceptable Environmental Conditions") and
                                  ---------------------------------------
provide evidence thereof on or before Closing. For the purpose of this paragraph, such conditions shall be "material" only if they will cost in excess of $250,000 to cure or remedy, and were not specifically disclosed on or before the execution of this Agreement. Within thirty (30) days after receipt of such notice, Seller may either (1) remedy or agree to remedy such Unacceptable Environmental Conditions within a period of time not to exceed 90 days following the receipt of Unacceptable Environmental Conditions Notice; (2) negotiate with Buyer in a good faith effort to agree upon an adjustment to the Purchase Price which adjustment shall reflect Buyer's cost to remedy such conditions ("Buyer's
                                                                         -------
Remediation  Costs")  or  (3)  remove  the asset or assets from the Assets being
------------------
conveyed and assigned and adjust the Purchase Price by the amount of Buyer's Remediation Costs.

     SUBJECT TO THE FOREGOING AND EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, BUYER UNDERSTANDS AND AGREES THAT THIS SALE IS MADE ON AN "WHERE IS, AS IS" BASIS AND BUYER RELEASES SELLER FROM ANY LIABILITY WITH RESPECT THERETO WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE EXCEPT AS OTHERWISE EXPRESSLY AGREED UPON IN WRITING BY SELLER AS PROVIDED HEREIN.

          (c) From and after the Closing Date, Buyer shall dispose of or discharge any waste from the Assets (including, but not limited to, produced water, drilling fluids and other associated wastes) in accordance with applicable federal, state or local regulations. When and if any lease, an interest in which has been conveyed and assigned hereunder, is terminated, Buyer shall take at its sole expense whatever remedial action on the Assets is necessary to meet any federal, state or local requirements directed at protecting human health and the environment in effect at that time.

          (d) Except as provided for in Article 9(b) hereof, Buyer, its successors and assigns, hereby agree to protect, indemnify, defend and hold Seller, its agents, directors, officers, shareholders and employees, free and harmless from and against all claims, demands and causes of action, including any civil fines, penalties, costs of clean-up or plugging liabilities for any and all wells, brought by any and all persons, including (without limitation) Buyer's agents, directors, officers, shareholders and employees and also including (without limitation) any private citizens, persons, organizations and any agency, branch or representative of federal, state or local government, on account of any personal injury or death or damage, destruction or loss of property, contamination of natural resources (including soil, surface water or ground water) resulting from or arising out of any liability caused by or connected with the presence, disposal or release of any material of any kind, including, without limitation, asbestos and/or NORM, in, under or on the Assets at the time the Assets are conveyed and assigned to Buyer, or thereafter caused by acts of Buyer, its agents, directors, officers, shareholders and employees, with regard to its use of the described Assets subsequent to the conveyance and assignment of the described Assets pursuant to this Agreement without regard to whether such liability, injury, death, damage, destruction, loss or contamination is caused in whole or in part by any claimed negligence, active or passive, on the part of Seller or other indemnified party. This indemnification shall be in addition to any other indemnity provisions contained in this Agreement.

     10.   CONDITIONS OF CLOSING BY BUYER: The obligation of Buyer to close is
           ------------------------------
subject  to  the  satisfaction  of  the  following  conditions:

          (a) Buyer shall have had reasonable access during normal business hours to all data and records obligated to be provided Buyer in Section 3 hereof.

          (b) That all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing;

          (c) Buyer shall have received Seller's assurance that (i) the consummation of the transaction contemplated hereby will not violate the provisions of Seller's corporate charter and by-laws or any agreement, instrument, order, judgment or law by which it is bound, and (ii) all title documents delivered hereunder are validly executed on behalf of Seller.

          (d) Seller shall have obtained and delivered to Buyer (i) all prerequisite waivers of preferential rights of purchase, and (ii) all necessary consents for transfer of the Interests, except those which by their nature cannot be requested or obtained until after Closing, or Buyer and Seller shall have adjusted the sale price in accordance with the provisions of Section 2 and 5.

          (e) That all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing;

          (f) Seller shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Buyer at or prior to Closing; and

          (g) at the Closing Date, no suit, action or other proceeding shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          (h) Since the date of this Agreement, there shall have been no material adverse change in the condition of the Assets, except depreciation of personal property through ordinary wear and tear, depletion resulting from production and economic, political or legal changes affecting the oil and gas industry in general; provided, however, that no change in the conditions of the
                      --------  -------
Assets shall be deemed material unless the aggregate value thereof exceeds five (5%) of the Purchase Price

     11.     CONDITIONS  OF CLOSING BY SELLER: The obligation of Seller to close
             --------------------------------
is  subject  to:

          (a) Seller receiving evidence satisfactory to Seller that Buyer has all requisite corporate, partnership or other power and authority to purchase the Interests on the terms described in this Agreement and to perform its other obligations hereunder and that all corporate, partnership and/or other prerequisites of whatsoever nature have been fulfilled.

          (b) That Seller shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Seller at or prior to Closing;

          (c) At the Closing Date, no suit, action or other proceeding shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     12.     CLOSING:  The Closing shall be held on or before March 31, 2003, at
             -------
2:00 P.M., at the offices of Buyer or at such other place as Seller and Buyer may mutually agree in writing. At Closing the following will occur:

          (a) Seller and Buyer shall execute, acknowledge and deliver an Assignment and Bill of Sale substantially in the form of Exhibit "D" attached hereto.

          (b) Buyer shall deliver to Seller by either wire transfer or certified funds the remaining balance of the total sale price as adjusted hereunder, subject to further adjustment after Closing as provided for herein, and shall cause to be delivered to Seller a certificate representing the shares of Buyer required to be transferred to Seller pursuant to Article 2(b) above.

          (c) Seller and Buyer shall execute any necessary forms required by governmental agencies for the transfer of the Interests and Buyer shall file same immediately following Closing.

          (d) Seller shall (subject to the terms of any applicable agreements and to the other provisions hereof) deliver to Buyer exclusive possession of the Interests, effective as of the Effective Time.

          (e) All books, records and files in the possession of Seller pertaining to the Interests, including, without limitation, all well files, correspondence, geological and engineering information, shall be made available for delivery to Buyer at Seller's offices where currently maintained, within five (5) days after the Closing. Seller shall have the right to retain copies of any or all of such books, records and files and to retain canceled checks and general ledger, purchasing and other general accounting records of Seller. Seller reserves the right to later examine the records and information delivered to Buyer pursuant to this paragraph (e) to the extent such examination is necessary for any relevant business purpose. All information and data shall be furnished as a matter of convenience only to Buyer and Buyer's reliance on same shall be at Buyer's sole risk.

     13.     RESERVATIONS  AND EXCEPTIONS: Sale and purchase of the Interests is
             ----------------------------
made subject to all reservations, exceptions, limitations, contracts and other burdens or instruments which are of record or of which Buyer has actual or constructive notice, including any matter included or referenced in the materials made available by Seller to Buyer.

     14.     CLOSING  ADJUSTMENTS: All ad valorem taxes, real property taxes and
             --------------------
similar obligations ("Property Taxes") for the year 2002 shall be prorated and paid by Seller.

     All proceeds (including proceeds held in suspense or escrow) from the sale of production actually sold and delivered by Seller prior to the Effective Time and attributable to the Interests shall belong to Seller and all proceeds from the sale of production actually sold and delivered after the Effective Time attributable to the Interests shall belong to Buyer. In addition, all oil, condensate or liquid hydrocarbons (hereinafter in this paragraph called "oil") in storage above the pipeline connection shall be gauged and all gas meter charts shall be replaced at the Effective Time. Buyer shall pay Seller for such oil at the highest posted field price prevailing at the Effective Time for oil of like grade and gravity for the particular field.

     Except as otherwise specifically provided in this Agreement, all costs, expenses and obligations relating to the Interests which accrue prior to the Effective Time shall be paid and discharged by Seller; and all costs, expenses and obligations relating to the Interests which accrue after the Effective Time shall be paid and discharged by Buyer.

     Within 5 days prior to closing, Seller will prepare and deliver to Buyer a closing settlement statement that details the adjustments in Articles 2(d), 5, 6, 9 and 14.

     15.   POST  CLOSING  ACCOUNTING:
           -------------------------

          (a) As soon as practicable after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement (the "Intermediate Settlement Statement") setting forth each adjustment or payment that was not finally determined as of the Closing and showing the calculation of such adjustments to the sale price including adjustments related to title defects of Article 5, Buyer Remediation costs of Articles 9(b), and any adjustments related to Article 15(c). As soon as practicable after receipt of the Intermediate Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Intermediate Settlement Statement. The parties undertake to agree with respect to the Intermediate Settlement Statement no later than 180 days after closing, such agreement constituting and to be embodied in the "Final Settlement Statement" and to establish the "Final Sale Price", and the date upon which the Final Sale Price is established to be the "Final Settlement Date'. However, the "Final Sale Price" shall not include any additional consideration which may be earned upon performance level of the assets reaching stated targets per Exhibit "C", until such time as they are achieved or agreement is reached that they shall not be achieved. Such additional payments are considered additional consideration for the purchase of these assets. In the event Buyer and Seller are unable to mutually agree upon the amount of the Final Settlement Statement, an audit shall be conducted by a mutually agreed upon accounting firm. Buyer and Seller agree to be bound by the findings of such audit, insofar as the Final Settlement Statement amount is concerned, and each shall bear one half of all expenses associated with such audit. In the event that (i) the Final Sale Price is more than the amount paid at Closing, Buyer shall pay to Seller the amount of such difference, or (ii) the Final Sale Price is less than the amount paid at Closing, Seller shall pay Buyer in immediately available funds the amount of such difference within 10 days of noticification. Seller shall be responsible for the settlement of all joint billing audits which relate to accounting periods prior to the Effective Time. Buyer shall be responsible for the settlement of all joint billing audits which relate to accounting periods after the Effective Time. Any credits received by Buyer after the Effective Time Attributable to expenses paid prior to the Effective Time shall be promptly reimbursed to Seller by Buyer.

          (b) Any additional consideration earned pursuant to 2(c) connected with production levels achieved shall be considered an upward post closing adjustment regardless of when earned.

     16.   TAXES:  The  sale  price  provided for hereunder excludes any sales
           -----
taxes or other taxes in connection with the sale of property pursuant to this Agreement because the parties believe that this sale is exempt from sales tax. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall defend and hold Seller harmless with respect to the payment of all such taxes, if any, including any interest or penalties assessed thereon.

     All taxes (other than ad valorem and income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or equipment or the receipt of proceeds therefrom (including but not limited to severance, production, excise and windfall profit taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties. Payment or withholding of all such taxes which have accrued prior to the Effective Time and filing of all statements, returns and documents pertinent thereto shall be the responsibility of Seller. Payment or withholding of all such taxes which have accrued from and after the Effective Time and the filing of all statements, returns and documents incident thereto shall be the responsibility of Buyer.

     17.     FURTHER OPERATION OF SELLER-OPERATED INTERESTS: Seller shall, as to
             ----------------------------------------------
the Interests it now operates, continue to operate the same until the Effective Time, when such operation shall be turned over to, and become the responsibility of Buyer. In the event Closing occurs after the Effective Time, however, Seller shall, unless Buyer and Seller otherwise agree, continue the physical operation of such Interests until Closing: such operation from and after the Effective Time shall be conducted by Seller for and on behalf of Buyer; and for any such services performed by Seller from and after the Effective Time, Buyer shall pay Seller for all reasonable and necessary expenses incurred by Seller in such operation, protection or maintenance of the Interests. Such expenses may be recovered by Seller as part of the closing or post-closing adjustments, as appropriate.

     In all of its operations after full execution of this Agreement, Seller shall exercise the same standard of care as an ordinary prudent operator under the same or similar circumstances and shall notify Buyer of any material adverse change in the productive capability of any well Included in the Interests. Effective with closing, the revised Operating Agreement with attached Accounting Procedure, Exhibit "G", shall be in effect for the properties.

     18.     BROKER'S  FEE:  Seller represents and warrants to Buyer that Seller
             -------------
has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this Agreement or the transactions contemplated hereby for which Buyer shall have any responsibility whatsoever; and Buyer represents and warrants to Seller that Buyer has incurred no fees in respect of this Agreement or the transactions contemplated hereby for which Seller shall have any responsibility whatsoever.

     19.     NOTICES:  All  communications  required  or  permitted  under  this
             -------
Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, to the address as set forth below:

             SELLER
             ------

             Regent Energy Corporation
             10777 Westheimer, Suite 1100
             Houston, TX 77042
             Attn: Andrew Levy



             BUYER
             -----
             Rocky Mountain Energy Corporation
             333 N. Sam Houston Parkway East, Suite 910
             Houston, Texas 77060
             Attn:  John N. Ehrman

     20.     FURTHER ASSURANCE: After Closing each of the parties shall execute,
             -----------------
acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement. Certain forms of the Bureau of Land Management will have to be prepared, executed and filed at a later date. Seller acknowledges that Buyer is making this concession to speed closing. However, Buyer shall assume all responsibility for notifying the Buyer of oil and gas production from the Interests, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Interests. Buyer shall take all actions necessary to effectuate the transfer of such payments to Buyer as of the Effective Time. Seller shall have no responsibility or liability for the proper distribution of proceeds from and after the Effective Time.

     21.     PRESS  RELEASE:  There  shall  be  no  press  release  or  public
             --------------
communication concerning this purchase and sale by either party except with the written consent of the party not originating said release or communication, with the exception being those reports reasonably required by applicable state or federal law or regulations.

     22.     ENTIRE  AGREEMENT:  This  Instrument  states  the  entire agreement
             -----------------
between the parties and may be supplemented, altered, amended, modified or revoked by writing only, signed by both parties.

     23.     SURVIVAL:  The representations, warranties and agreements contained
             --------
in this Purchase and Sales Agreement and in any certificate or other instrument delivered by or on behalf of either party pursuant to this Purchase and Sales Agreement shall survive the Closing and shall be unaffected by any investigation made by the other party.

     24.     HEADINGS: The headings are for guidance only and shall have no
             --------
significance in the interpretations of this Agreement.

     25.     GOVERNING LAW: THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
             -------------
PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEW MEXICO.

                             SELLER:



                             REGENT ENERGY CORPORATION



                             By:________________________________________
                             Andrew Levy, Director for Regent Energy Corporation


                             BUYER:

                             ROCKY MOUNTAIN ENERGY CORPORATION


                             By:________________________________________
                             John N. Ehrman, President and CEO

STATE OF NEW YORK      Sec.
                       Sec.
COUNTY OF NEW YORK     Sec.

     BEFORE ME, the undersigned authority, on this day personally appeared Andrew Levy, known to me to be the person whose name is subscribed to in the foregoing instrument, and known to me to be a Director of Regent Energy Corporation, a New Mexico corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein express, and as the act of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _______ day of _________ 2003.


                                        _______________________________________
                                        Notary Public, State of New York


STATE OF TEXAS           Sec.
                         Sec.
COUNTY OF HARRIS         Sec.

     BEFORE  ME, the undersigned authority, on this day personally appeared John
N. Ehrman, known to me to be the person whose name is subscribed to in the foregoing instrument, and known to me to the President of Rocky Mountain Energy Corporation, a Nevada corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein express, and as the act of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _______ day of _________ 2003.



                                        _______________________________________
                                        Notary Public, State of Texas

                                   EXHIBIT "A"


The Participating Area of the Horseshoe-Gallup Unit, covering 90% working interest and full net revenue interest as attached:

     Township 30 North, Range 16 West, N.M.P.M.
     ------------------------------------------
     Section 2:          N 1/2 SW 1/4
     Sections 3 & 4: All
     Section 5:          N 1/2, N 1/2 SW 1/4, SE 1/4 SW 1/4, SE 1/4
     Section 6:          N 1/2 NE 1/4, SE 1/4 NE 1/4
     Section 8:          N 1/2 NE 1/4, SE 1/4 NE 1/4
     Section 9:          N 1/2, N 1/2 SW 1/4, SE 1/4 SW 1/4, W 1/2 SE 1/4
     Section 10:         NW 1/4

     Township 31 North, Range 16 West, N.M.P.M.
     ------------------------------------------
     Section 19:          S 1/2 NE 1/4, NW 1/4, S 1/2
     Section 20:          S 1/2
     Section 21:          S 1/2
     Section 22:          S 1/2 SW 1/4
     Section 26:          S 1/2
     Section 27:          W 1/2 NE 1/4, SE 1/4 NE 1/4, NW 1/4, S 1/2
     Sections 28-30: All
     Section 31:          N 1/2, N 1/2 SW 1/4, SE 1/4 SW 1/4, SE 1/4
     Sections 32-35: All
     Section 36:          W 1/2 SW 1/4

     Township 31 North, Range 17 West, N.M.P.M.
     ------------------------------------------
     Section 13:          SW 1/4 NW 1/4, SW 1/4, W 1/2 SE 1/4, SE 1/4 SE 1/4
     Section 14:          All
     Section 15:          NE 1/4, N 1/2 NW 1/4, SE 1/4 NW 1/4, N 1/2 SE 1/4,
                          SE 1/4 SE 1/4
     Section 23:          NE 1/4, N 1/2 NW 1/4, SE 1/4 NW 1/4, N 1/2 SE 1/4,
                          SE 1/4 SE 1/4
     Section 24:          All
     Section 25           N 1/2, NE 1/4 SW 1/4, SE 1/4
     Section 36:          NE 1/4 NE 1/4

     containing 13,527.80 acres, more or less, San Juan County, New Mexico.


OIL AND GAS LEASES:
------------------


LEASE A:
-------

Serial No.:               I-149-IND-7652
Date:                     October 29, 1947, effective December 15, 1947
Recorded:                 Book 321, Page 2
Lessor:                   J. M. Stewart, General Superintendent of the Navajo
                          Service, on behalf of the Navajo Tribe Indians
Original Lessee:          Byrd-Frost, Inc.

Tracts:                   1, 1-A, 1-B and 1-C
Royalty:                  1/8

1.     Unit Tract 1:          Township 31 North, Range 17 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec. 15: E 1/2 NW 1/4, NW 1/4 NW 1/4, E 1/2 SE
                              1/4, NW 1/4 SE 1/4
                              Navajo Tribal Contract I-149-IND-7652

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                83.398437%                       4.101563%

2.     Unit Tract 1-A:        Township 31 North, Range 17 West, N.M.P.M.
       --------------         ------------------------------------------
                              Sec. 23: E 1/2 NW 1/4, NW 1/4 NW 1/4
                              Navajo Tribal Contract I-149-IND-7652

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                83.398437%                       4.101563%

3.     Unit Tract 1-B:        Township 31 North, Range 17 West, N.M.P.M.
       --------------         ------------------------------------------
                              Sec.15: NE 1/4
                              Navajo Tribal Contract I-149-IND-7652

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                83.398437%                      4.101563%*

                  Overriding Royalties:
                  ---------------------

                    *i.     All Depths
                            ----------

                    ii.     Surface to 1900 feet subsurface
                            -------------------------------
                            100% interest in sliding scale overriding royalty of (1) 1/16 x 7/8 when monthly production averages 40 BOPD or less, (2) 3/32 x 7/8 when monthly production averages 41-100 BOPD, and (3) 1/8 x 7/8 when monthly production averages more than 100 BOPD

4.     Unit Tract 1-C:        Township 31 North, Range 17 West, N.M.P.M.
       --------------         ------------------------------------------
                              Sec. 23: E 1/2 SE 1/4, NW 1/4 SE 1/4
                              Navajo Tribal Contract I-149-IND-7652

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                83.398437%                      4.101563%*

                    Overriding Royalties:
                    ---------------------

                    *i.     All Depths
                            ----------

                    ii.     Surface to 1900 feet subsurface
                            -------------------------------
                            100% interest in sliding scale overriding royalty of (1) 1/16 x 7/8 when monthly production averages 40 BOPD or less, (2) 3/32 x 7/8 when monthly production averages 41-100 BOPD, and (3) 1/8 x 7/8 when monthly production averages more than 100 BOPD

LEASE B:
-------

Serial No.:               14-20-603-733
Date:                     October 11, 1954, effective December 22, 1954
Recorded:                 Book 325, Page 147
Lessor:                   Sam Ahkech, Chairman of the Navajo Tribal Council, on
                          behalf of the Navajo Tribe of Indians
Original Lessee:          Bolack Oil & Gas Co.
Tracts:                   4, 5, 6, 6-A, 7, 8, 9, 10 and 11
Royalty:                  1/8

1.     Unit Tract 4:          Township 30 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec.6: E 1/2 NE 1/4, NW 1/4 NE 1/4
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

2.     Unit Tract 5:          Township 30 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec. 5:  NW 1/4, SE 1/4
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                 82.03125%                        5.46875%

3.     Unit Tract 6:          Township 30 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec. 5:     NE 1/4, E 1/2 SW 1/4, NW 1/4 SW 1/4
                              Sec. 8: NE 1/4 NE 1/4
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

4.     Unit Tract 6-A:        Township 30 North, Range 16 West, N.M.P.M.
       --------------         ------------------------------------------
                              Sec.8:     SE 1/4 NE 1/4, NW 1/4 NE 1/4
                              Sec.9: That part of the SW 1/4 NW 1/4 and NW 1/4
                              SW 1/4 lying within the Navajo Indian Reservation
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%


5.     Unit Tract 7:          Township 30 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec.4: That part of the NW 1/4 NW 1/4 lying within the Navajo Indian Reservation
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                 82.03125%                        5.46875%

6.     Unit Tract 8:          Township 30 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec.4: That part of the SW 1/4 NW 1/4 lying within the Navajo Indian Reservation
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                 82.03125%                        5.46875%

7.     Unit Tract 9:          Township 30 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec.4: That part of the NW 1/4 SW 1/4 lying within the Navajo Indian Reservation
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                 82.03125%                        5.46875%

8.     Unit Tract 10:         Township 30 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec.4: That part of the SW 1/4 SW 1/4 lying within the Navajo Indian Reservation
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                 82.03125%                        5.46875%

9.     Unit Tract 11:         Township 30 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec.9: That part of the NW 1/4 NW 1/4 lying within the Navajo Indian Reservation
                              Navajo Tribal Contract No. 14-20-603-733

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE C:
-------

Serial No.                14-20-603-734
Date:                     October 5, 1954, effective December 22, 1954
Recorded:                 Book 270, Page 10
Lessor:                   Sam Ahkech, Chairman of the Navajo Tribal Council, on
behalf of the Navajo      Tribe of Indians
Original Lessee:          The Atlantic Refining Company
Tract:                    12
Royalty:                  1/8

1.     Unit Tract 12:         Township 31 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 28: That portion lying within the Navajo
                              Indian Reservation
                              Sec. 29:     All
                              Sec. 30:     All
                              Sec. 31: E 1/2, NW 1/4, E 1/2 SW 1/4, NW 1/4 SW
                              1/4
                              Sec. 32:     All
                              Sec. 33: That portion lying within the Navajo
                              Indian Reservation Navajo Tribal Contract No.
                              14-20-603-734

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE D:
-------

Serial No.:               14-20-603-2022
Date:                     December 4, 1956, effective February 1, 1957
Recorded:                 Book 321, Page 210
Lessor:                   Acting Chairman of Navajo Tribal Council, on behalf of
                          the Navajo Tribe of Indians
Original Lessee:          Magnolia Petroleum Company
Tract:                    13
Royalty:                  1/8

1.     Unit Tract 13:         Township 31 North, Range 17 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 13: SW 1/4, SE 1/4 SE 1/4, W 1/2 SE 1/4, SW
                              1/4 NW 1/4
                              Sec. 14:     All
                              Sec. 23:     NE 1/4
                              Sec. 24:     N 1/2
                              Navajo Tribal Contract No. 14-20-603-2022

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE E:
-------

Serial No.            14-20-600-3531
Date:                 September 19, 1957, effective October 31, 1957
Recorded:             Book 355, Page 130
Lessor:               Paul Jones, Chairman of the Navajo Tribal Council, on
                      behalf of the Navajo Tribe of Indians; and Albert Wing,
                      Chairman of the Ute Mountain Tribal Council and the Ute
                      Mountain Tribe of the Ute Mountain
                      Reservation
Original Lessee:      The Atlantic Refining Company
Tract:                3
Royalty:              1/8

1.     Unit Tract 3:          Township 31 North, Range 16 West, N.M.P.M.
       ------------           ------------------------------------------
                              Sec.19:     W 1/2, SE 1/4, S 1/2 NE 1/4
                              Sec. 20:     S 1/2
                              Navajo Tribal Contract No. 14-20-600-3531

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE F:
-------

Serial No.               14-20-603-4908
Date:                    December 5, 1958, effective December 22, 1958
Recorded:                Book 401, Page 71
Lessor:                  Ah kay na pah or heirs, as the case may be, as Allottee
                         No. 048277 of the Navajo Tribe of Indians
Original Lessee:         Ralph Lowe
Tract:                   24
Royalty:                 1/8

1.     Unit Tract 24:         Township 30 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 2:     Lots 1, 2, 5, 6
                              Navajo Allotted Contract No. 14-20-603-4908

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                       75%                           12.5%

LEASE G:
-------

Serial No.          14-20-603-4909
Date:               December 10, 1958, effective January 22, 1959
Recorded:          Book 457, Page 2
Lessor:               Ushkee nah yah, or Louie Jim, Allottee No. 048280 of the
Navajo Tribe of Indians
Original Lessee:          J. Felix Hickman; and Helbing and Podpechan, a
partnership
Tract:               25
Royalty:               1/8

1.     Unit Tract 25:         Township 30 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 2:     SW 1/4
                              Navajo Allotted Contract No. 14-20-603-4909

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE H:
-------

Serial No.:               SF 079439 (and SF 079439-A, segregated from SF 079439)
Date:                     September 1, 1948
Recorded:                 Book 355, Page 125
Lessor:                   United States of America
Original Lessee:          A. L. Duff, Jr.
Tracts:                   26, 27, 28, 29, 30, 31 and 32
Royalty:                  1/8

1.     Unit Tract 26:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 3:     Lots 3 and 4
                               Sec. 4:     Lot 3
                               United States Lease SF 079439

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                   80.8125%                        6.6875%

2.     Unit Tract 27:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 3:     Lots 1 and 2
                               United States Lease SF 079439

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     85.5%                              2%

3.     Unit Tract 28:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 4:     Lot 4
                               United States Lease SF 079439

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                  80.8125%                         6.6875%

4.     Unit Tract 29:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 4:     Lot 5
                               United States Lease SF 079439

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                  80.8125%                         6.6875%

5.     Unit Tract 30:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 4:     Lot 6
                               United States Lease SF 079439

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                       85%                            2.5%

6.     Unit Tract 31:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 4:     Lot 7
                               United States Lease SF 079439

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     85.5%                              2%

7.     Unit Tract 32:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 4:     Lots 1 and 2
                               United States Lease SF 079439-A

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     85.5%                              2%

LEASE I:
-------

Serial No.:          SF 081226 (and SF 081226-A, SF 081226-B, and SF 081226-C,
                     segregated from SF 081226)
Date:                October 1, 1951
Recorded:            Book 355, Page 126
Lessor:              United States of America
Original Lessee:     Hazel Bolack
Tracts:              33, 34, 34-A, 35, 36, 37, 38 and 39
Royalty:             1/8

1.     Unit Tract 33:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 3:  Lots 5, 6, 9, 11, 14 and 16
                               Sec. 4: E 1/2 SW 1/4, SE 1/4 NE 1/4, E 1/2 SE 1/4
                               Sec. 10:  Lots 1 and 2
                               United States Lease SF 081226

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                  82.8125%                         4.6875%

2.     Unit Tract 34:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 9:  NW 1/4 SE 1/4
                               United States Lease SF 081226

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                93.75%                75.515625%                       5.734375%

3.     Unit Tract 34-A:        Township 30 North, Range 16 West, N.M.P.M.
       ---------------         ------------------------------------------
                               Sec. 9:   SW 1/4 SE 1/4
                               United States Lease SF 081226

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                93.75%                75.515625%                       5.734375%


4.     Unit Tract 35:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 9:     Lot 1
                               United States Lease SF 081226-A

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                84.765625%                       2.734375%

5.     Unit Tract 36:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 9:     Lots 2, 3 and E 1/2 SW 1/4
                               United States Lease SF 081226-A

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                 82.03125%                        5.46875%

6.     Unit Tract 37:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 9:      E 1/2 NW 1/4
                               United States Lease SF 081226-A

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

7.     Unit Tract 38:         Township 30 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 4: W 1/2 SE 1/4, SW 1/4 NE 1/4, SE 1/4 NW 1/4
                              Sec. 3:      Lots 7, 8, 10, 12, 13 and 15
                              Sec. 9:  W 1/2 NE 1/4

                              Sec. 10: E 1/2 NW 1/4
                              United States Lease SF 081226-B

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%
      *(unitized (Gallup) interval only)

8.     Unit Tract 39:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 9:     E 1/2 NE 1/4
                               United States Lease SF 081226-C

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE J:
-------

Serial No.:           14-20-604-1950
Date:                 November 21, 1956, effective February 25, 1957
Recorded:             Book 328, Page 86
Lessor:               Scott Jacket, Chairman of the Ute Mountain Tribal Council,
                      on behalf of the Ute Mountain Tribe of the Ute Mountain
                      Reservation
Original Lessee:      The Atlantic Refining Company
Tracts:               17 and 18
Royalty:              1/8

1.     Unit Tract 17:          Township 31 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 26:     S 1/2
                               Sec. 35:  W 1/2, NE 1/4, N 1/2 SE 1/4
                               Sec. 36:     W 1/2 SW 1/4
                               Ute Mountain Ute Tribal Contract No.
                               14-20-604-1950

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

2.     Unit Tract 18:          Township 31 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 35:     S 1/2 SE 1/4
                               Ute Mountain Ute Tribal Contract No. 14-20-604-
                               1950

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                    100%                       87.5%                      0%

LEASE K:
-------

Serial No.:              14-20-604-1951
Date:                    June 28, 1957, effective September 23, 1957
Recorded:                Book 359, Page 77
Lessor:                  Paul Jones, Chairman of the Navajo Tribal Council, on
                         behalf of the Navajo Tribe of Indians; and Albert Wing,
                         Chairman of the Ute Mountain Tribal Council and Ute
                         Mountain Tribe of the Ute Mountain Reservation
Original Lessee:         El Paso Natural Gas Company
Tracts:                  19, 20 and 21
Royalty:                 1/8

1.     Unit Tract 19:         Township 31 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 27: SE 1/4, NW 1/4, E 1/2 SW 1/4, W 1/2 NE
                              1/4, SE 1/4 NE 1/4
                              Sec. 28: E 1/2 SE 1/4, W 1/2 E 1/2, and that part of W 1/2 lying within the Ute Mountain Indian
                              Reservation
                              Sec. 33: W 1/2 NE 1/4, E 1/2 SE 1/4, and that part of W 1/2 lying within the Ute Mountain Indian
                              Reservation
                              Sec. 34: NE 1/4, W 1/2 SE 1/4, NE 1/4 SE 1/4, W
                              1/2 NW 1/4, E 1/2 SW 1/4 Ute Mountain Ute Tribal
                              Contract No. 14-20-604-1951

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

2.     Unit Tract 20:          Township 31 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 28:     E 1/2 NE 1/4
                               Sec. 33:     E 1/2 NE 1/4
                               Sec. 34:     E 1/2 NW 1/4, W 1/2 SW 1/4
                              Ute Mountain Ute Tribal Contract No.
                              14-20-604-1951

     i.     Surface to base of Gallup formation (except unitized interval):
            -------------------------------------------------------------

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
              90.9340%                  72.2925%                              8%

     ii.     Unitized (Gallup) interval:
             --------------------------

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
              99.7674%                  79.3151%                              8%

3.     Unit Tract 21:         Township 31 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 27:     W 1/2 SW 1/4
                              Sec. 33:     W 1/2 SE 1/4
                              Sec. 34:     SE 1/4 SE 1/4
                              Ute Mountain Ute Tribal Contract No.
                              14-20-604-1951

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE L:
-------

Serial No.          NOO-C-14-20-1948 (Formerly 14-20-604-1948A(N))
Date:               May 21, 1981, effective May 26, 1981
Recorded:           Book 1147, Page 929
Lessor:             Chairman of the Navajo Tribal Council, on behalf of the
                    Navajo Tribe of Indians
Original Lessee:    Texaco Inc.
Tract:              16-A
Royalty:            1/8

1.     Unit Tract 16-A:       Township 31 North, Range 16 West, N.M.P.M.
       ---------------        ------------------------------------------
                              Sec. 21: That portion of the SW 1/4 that lies West of the Burt Survey; being 486.10 feet wide and within the Navajo Indian Reservation Navajo Tribal
                              Contract No. NOO-C-14-20-1948A

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE M:
-------

Serial No.:         14-20-604-1948A(U)
Date:               August 7, 1981, effective August 7, 1981
Recorded:           Book 1144, Page 793
Lessor:             Judy M. Knight, Chairperson of the Ute Mountain Tribal
                    Council, on behalf of the Ute Mountain Indian Tribe
Original Lessee:    Texaco Inc.
Tract:              16
Royalty:            1/8

1.     Unit Tract 16:         Township 31 North, Range 16 West, N.M.P.M.
       -------------          ------------------------------------------
                              Sec. 21: SE 1/4, and that portion of the SW 1/4 that lies East of the Burt Survey, and within the Ute Mountain Indian Reservation
                              Sec. 22: S 1/2 SW 1/4 Ute Mountain Ute Tribal
                              Contract No. 14-20-604-1948A(U)

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE N:
-------

Serial No.:               E-3150-12
Date:                     December 10, 1949
Recorded:                 Unrecorded, but there is no need to do so
Lessor:                   State of New Mexico
Original Lessee:          John Burroughs
Tract:                    41
Royalty:                  1/8

1.     Unit Tract 41:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 2:     Lots 3 and 4
                               State of New Mexico Lease E-3150-12

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE O:
-------

Serial No.:               E-9896-7
Date:                     March 20, 1956
Recorded:                 Book 1148, Page 245
Lessor:                   State of New Mexico
Original Lessee:          Monsanto Chemical Company
Tract:                    42
Royalty                   1/8

1.     Unit Tract 42:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 2:      S 1/2 NW 1/4
                               State of New Mexico Lease E-9896-7

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                  76.5625%                        10.9375%

LEASE P:
-------

Serial No.:               14-20-603-2037
Date:                     Unknown
Recorded:                 Apparently unrecorded
Lessor:                   Navajo Tribe of Indians
Original Lessee:          Unknown
Tract:                    15
Royalty:                  1/8

1.     Unit Tract 15:          Township 31 North, Range 17 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 24:     S 1/2
                               Sec. 25:     E 1/2, NW 1/4, NE 1/4 SW 1/4
                               Sec. 36:     NE 1/4 NE 1/4
                               Navajo Tribal Contract No. 14-20-603-2037

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                  100%                     87.5%                              0%

LEASE Q:
-------

Serial No.:               NM 0444-A
Date:                     May 1, 1952
Recorded:                 Unknown
Lessor:                   United States of America
Original Lessee:          J. R. Abraham
Tract:                    40
Royalty:                  1/8

1.     Unit Tract 40:          Township 30 North, Range 16 West, N.M.P.M.
       -------------           ------------------------------------------
                               Sec. 9:     E 1/2 SE 1/4
                               United States Lease NM 04444-A

      Operating Rights      Net Revenue Interest     Overriding Royalty Interest
      ----------------      --------------------     ---------------------------
                    0%                        0%                              5%


       Assignment of all accounts receivable (if any) whether collectable or uncollectable, associated with the leases since inception to date.

                                   EXHIBIT "B"

                                    LAWSUITS
                                    --------


Hart Oil & Gas vs. Regent Energy Corporation et al. No. CV 2002-345-3, in the
--------------------------------------------------
Eleventh Judicial District Court, San Juan County, New Mexico.

Steve Szumlinski vs. Regent Energy Corporation No. CV 2002-373-4, in the
----------------------------------------------
Eleventh Judicial District Court, San Juan County, New Mexico.

JP Machine Services, Inc. vs. Regent Energy Corporation No. CV 2002-331-3, in
-------------------------------------------------------
the Eleventh Judicial District Court of San Juan County, New Mexico.

Parawon et al vs. Regent Energy Corporation, foreclosure action.
-------------------------------------------

                                  EXHIBIT "B-1"

                    HGU/NEHU LIEN CLAIMS AS OF JUNE 4, 2002
                    ---------------------------------------
                            SAN JUAN COUNTY RECORDS
                            -----------------------


 APPROX $                  VENDOR                BOOK/PAGE    DATE
-----------  ----------------------------------  ---------  --------

$ 39,800.00  American Energy Services             1333/405  12/05/01

        -0-  American Energy Services (amended)   1334/845  01/03/02

  62,739.29  Baker Petrolite Corp.                1337/714  02/26/02

  33,596.18  Steven R. Szumlinski                 1338/247  03/07/02

   1,723.56  J.C. Well Service                    1338/507  03/12/02

  14,302.53  Hart  Oil & Gas                      1338/699  03/14/02

   9,283.11  Rig Equipment and Supply             1341/273  04/29/02

  44,086.12  Key Four Corners                     1330/988  10/23/01
-----------
$205,530.79  Total


TO BE CLEARED BY REGENT AT CLOSING.


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                                   EXHIBIT "F"

                                  PRE-PAYMENTS
                                  ------------

None.


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